Exhibit 7(a)(vii)

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE
CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE
BEEN OMITTED.]

Amendment Number 9
to the
Second Amended and Restated Automatic Indemnity Reinsurance Agreement

This Amendment between The Lincoln National Life Insurance Company of Fort Wayne, Indiana (the “Ceding Company”) and Lincoln National Reinsurance Company (Barbados) Limited, a Barbados Corporation (“the Reinsurer”) is effective January 21, 2020.

RECITALS

1.
The Ceding Company and the Reinsurer entered into an Automatic Indemnity Reinsurance Agreement effective July 1, 2003, as amended and restated effective November 1, 2013, and as further amended by amendments executed June 9, 2016, and effective August 29, 2016, January 9, 2017, May 22, 2017, February 20, 2018, May 21, 2018, January 14, 2019, and September 16, 2019 (“the Agreement”).

2.	Article XVII, Section 8 of this Agreement permits amendments as long as they are made in writing and signed by duly authorized officers of both parties.

3.	The Ceding Company and the Reinsurer wish to make such an amendment to add to the Agreement a new rider issued by the Ceding Company that is attached to contracts listed in Schedule B.

AGREEMENT

NOWTHEREFORE, in consideration of these premises and the mutual covenants contained herein, the Ceding Company and the Reinsurer agree to amend the Agreement as follows:

1.	Effective January 21, 2020, the Target Date Income Benefit rider shall be added to Schedule A and C of the Agreement.

2.	Effective January 21, 2020, the American Legacy® Target Date Income B-Share and the American Legacy® Target Date Income Advisory products shall be added to Schedule B.

3.	Effective January 21, 2020, the American Legacy® Target Date Income Guarantee of Principal Death Benefit rider shall be added to schedules A and C of the Agreement.

4.	The Ceding Company and the Reinsurer agree that Schedules A, B and C of the Agreement shall be replaced in their entirety with Schedules A, B and C attached hereto.

All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

LINCOLN NATIONAL REINSURANCE                                                                                                  THE LINCOLN NATIONAL LIFE   COMPANY (BARBADOS) LIMITED  INSURANCE COMPANY
By: /s/ Brandy Ness                                                                                                                By: /s/ William A. Panyard
Name:            Brandy Ness                                                                                                  Name: William A. Panyard
Title:            AVP                                                                                                  Title: AVP
Date:            2/5/20                                                                                                  Date: 2/4/20

SCHEDULE A
Reinsurance of Guaranteed Benefits (“GB”)
Effective January 21, 2020

Each contract listed in Schedule B contains one or more GB.  GBs which are covered by this Agreement include the following:

Marketing Name of Benefit	Policy Form Nos.
Death Benefit Riders
Guarantee of Principal Death Benefit Rider*	32148
Enhanced Guaranteed Minimum Death Benefit Rider*	32149
5% Step-Up Death Benefit Rider*	32150
7 Year Ratchet Death Benefit on American Legacy I & II*	- -
Estate Enhancement Death Benefit Rider*	32151

Highest Anniversary Death Benefit Rider eff. 1/9/17*	AR-593

Guarantee of Principal Death Benefit Rider eff. 1/9/17*	ICC16-32148

Guarantee of Principal Death Benefit Rider eff. 1/9/17*	32148 (9-16)

Earnings Optimizer Death Benefit Rider eff. 11/16/15	AR-590

American Legacy® Target Date Income
Guarantee of Principal Death Benefit (GOP/ROP) eff. 1/21/20*	32148 (9-16)

Lincoln SmartSecurity® Advantage
Variable Annuity Rider	32793

i4LIFE® Advantage with Guaranteed Income Benefit
Variable Annuity Income Rider	I4LA
Variable Annuity Payment Option Rider	I4LA-Q
Variable Annuity Payment Option Rider	I4LA-NQ
Guaranteed Income Benefit	GIB
Increasing GIB	IGIB
Annual GIB	AGIB
Select Guaranteed Income Benefit	AR-528

i4LIFE® Advantage with Guaranteed Income Benefit (Managed Risk) eff. 5/21/12	AR-528

4LATER® Advantage
Guaranteed Income Later Rider	4Later

4LATER® Advantage (Managed Risk) eff. 7/2/12	AR-547 (3-12)

4LATER® Select Advantage
Guaranteed Income Later Rider effective 1/9/17	AR-547 (3-12)
Guaranteed Income Later Rider effective 6/11/18	AR-547 (03/18)

Lincoln Lifetime Income SMAdvantage
Variable Annuity Living Benefits Rider	AR-512
Variable Annuity Living Benefits Rider (LINC Plus)*	AR-512P

Lincoln Lifetime Income SMAdvantage 2.0 &
Lincoln Lifetime Income SMAdvantage 2.0 (Managed Risk) eff. 4/2/12
Variable Annuity Living Benefits Rider eff. 4/2/12*	AR-529
Variable Annuity Guarantee Income Benefit (NY version)	AR-529
Variable Annuity Living Benefits Rider eff. 1/20/15	AR-566
Variable Annuity Living Benefits Rider eff. 2/20/18	AR-607

Lincoln Market Select ® Advantage
Variable Annuity Living Benefits Rider eff. 10/5/15	AR-587
Variable Annuity Living Benefits Rider eff. 5/16/16	AR-591
Variable Annuity Guarantee Income Benefit (NY version) eff. 8/29/16	AR-529
Variable Annuity Living Benefits Rider eff. 2/20/18	AR-607

Lincoln Long-TermCareSMAdvantage Rider
Long-Term Care Coverage Endorsement	AE-517
Long-Term Care Benefits Rider	AR-518, AR-519

Core Income Benefit – eff. 2/21/17	AR-592

Lincoln Max 6 SelectSM Advantage – eff. 5/22/17	AR-600

Lincoln IRA Income PlusSM – eff. 1/14/19*	AR-600

Lincoln Wealth PassSM – eff. 9/16/19*	AR-623

Target Date Income Benefit – eff. 1/21/20*	AR-634
*    issued by Ceding Company only

SCHEDULE B
CONTRACTS WITH ACCEPTED COVERAGES

Contracts covered by this Agreement include all Contracts either issued by the Ceding Company directly or issued by Lincoln Life & Annuity Company of New York and reinsured with the Ceding Company and included in the following list:

ChoicePlus Variable Annuity
ChoicePlus Access Variable Annuity
ChoicePlus Bonus Variable Annuity (issued by the Ceding Company only)
ChoicePlus II Variable Annuity
ChoicePlus II Access Variable Annuity
ChoicePlus II Bonus Variable Annuity
ChoicePlus II Advance Variable Annuity
ChoicePlus Assurance (A Share) (includes wrap fee version)
ChoicePlus Assurance (B Share)
ChoicePlus Assurance (C Share)
ChoicePlus Assurance (Bonus)
ChoicePlus Assurance (L Share)
ChoicePlus Momentum Income Option
ChoicePlus Design (includes all share classes)
American Legacy I (issued by the Ceding Company only)
American Legacy II (issued by the Ceding Company only)
American Legacy III
American Legacy III Plus
American Legacy III View
American Legacy III C-Share
Shareholders Advantage (includes wrap fee version)
American Legacy Design (includes all share classes)
Multi-Fund 1 (issued by the Ceding Company only)
Multi-Fund 2 (issued by the Ceding Company only)
Multi-Fund 3 (issued by the Ceding Company only)
Multi-Fund 4 (issued by the Ceding Company only)
Multi-Fund 5 (issued by the Ceding Company only)
Multi-Fund Select (issued by the Ceding Company only)
Accru Variable Annuity (issued by the Ceding Company only)
Accru ChoicePlus (issued by the Ceding Company only)
Lincoln Investor Advantage® B-Share
Lincoln Investor Advantage® C-Share
Lincoln Investor Advantage® Fee Based
Lincoln Investor Advantage® RIA
American Legacy Series B-Share
American Legacy Series L-Share
American Legacy Series C-Share
American Legacy Signature 1
American Legacy Signature 2
American Legacy Fusion
Shareholder’s Advantage A-Class
American Legacy III® B-Class
Lincoln Choice PlusSM Fusion
Lincoln Choice PlusSM Signature 1
Lincoln Choice PlusSM Signature 2
Lincoln Choice Plus AssuranceSM Series B-Share
Lincoln Choice Plus AssuranceSM Series L-Share
Lincoln Choice Plus AssuranceSM Series C-Share
Lincoln Choice Plus AssuranceSM Series B-Class
Lincoln Choice Plus AssuranceSM (Prime)
Lincoln Choice Plus AssuranceSM Rollover
Lincoln Choice Plus AssuranceSM A-Class
Lincoln InvestmentSolutionsSM
Lincoln Choice PlusSM Advisory
American Legacy® Advisory
Lincoln Investor Advantage® Advisory
Lincoln Investor Advantage® RIA Class
Lincoln Investment Solutions® RIA
Lincoln Core IncomeSM
American Legacy® Target Date Income B-Share
American Legacy® Target Date Income Advisory

SCHEDULE C
              PREMIUM RATE SCHEDULE
Effective January 21, 2020

Initial Reinsurance Premium:
The Initial Reinsurance Premium shall equal the Treaty Reserve applicable to each Individual Policy on the date it is first covered by this Agreement.  For all business the Ceding Company assumes from Lincoln Life & Annuity of New York, the Initial Reinsurance Premium shall equal the Treaty Reserves less an adjustment reflecting the anticipated future profitability on the business assumed by the Ceding Company effective January 1, 2010. For all business issued by the Ceding Company after the Agreement’s Effective Date, the Initial Premium shall be zero.

Base Reinsurance Premium Rates:
Effective from the Agreement’s Effective Date and the corresponding effective date of any amendment, as appropriate:

[REDACTED]